Exhibit 99.1

CPSI Announces Third Quarter 2023 Results

MOBILE, Ala.--(BUSINESS WIRE)--November 8, 2023--CPSI (NASDAQ: CPSI), a healthcare solutions company, today announced results for the third quarter ended September 30, 2023.

Third Quarter 2023 Financial Overview

All comparisons are to the quarter ended September 30, 2022, unless otherwise noted.

  Bookings of $16.2 million compared to $20.5 million
  Total revenue of $82.7 million compared to $82.8 million
  Revenue Cycle Management (RCM) revenue of $46.6 million compared to $46.9 million
    RCM revenue represented 58.2 % of CPSI’s total recurring revenue and 56.3% of CPSI’s total revenue
  GAAP net loss of $(3.6) million and non-GAAP net income of $6.3 million
  GAAP loss per diluted share of $(0.24) and non-GAAP earnings per diluted share of $0.45
  Adjusted EBITDA of $9.7 million compared to $13.3 million
  Cash provided by operations of $3.1 million during the three months ended September 30, 2023

Chris Fowler, chief executive officer of CPSI, said, “Unfortunately, our third quarter results came in below our expectations, as we faced some continued external pressures and the ramifications of cost structure and budgeting missteps from earlier in the year. Our electronic health record (EHR) business performed well with continued strength in existing customer retention, and we remain optimistic on the opportunity in RCM, despite facing a challenging environment, as hospitals will ultimately need to outsource operations and will look to us as the solution.

“Our recent acquisition of Viewgol brings a massive global resource expansion and alleviates resource pressure we have faced in our RCM business. We are also laser-focused internally, improving the efficiency of our operations, and bringing Vinay Bassi on board as our new chief financial officer in yet another move to evolve and adapt our leadership team to the changing needs of an organization in transformation.

“This has been a challenging quarter, but the visibility into our pipeline, the work we are doing to ensure overall organizational health, and our acute focus on improving profitability gives me optimism we will be well positioned to take advantage of all future potential opportunities,” added Fowler.

Financial Outlook1

For the full year 2023, the Company revised its previously issued guidance as follows:

  Revenue of $337 million to $342 million, a decrease from the prior guidance of $340 million to $350 million
  Adjusted EBITDA of $47 million to $49 million, a decrease from the prior guidance of $52.5 million to $54.5 million
  Non-GAAP net income of $24.5 million to $26.5 million, a decrease from the prior guidance of $25.6 million to $27.6 million
__________________________

[1] Excluding revenues, the Company does not provide guidance on a GAAP basis as certain items that impact Adjusted EBITDA or non-GAAP net income such as severance and other nonrecurring charges, which may be significant, are outside the Company’s control and/or cannot be reasonably predicted. Please see the “Explanation of Non-GAAP Financial Measures” at the end of this press release for detailed information on calculating non-GAAP measures. For a reconciliation of other non-GAAP financial measures, see the non-GAAP financial reconciliation tables in this release.

Conference Call Information

CPSI will hold a live webcast to discuss third quarter 2023 results today, Wednesday, November 8, 2023, at 3:30 p.m. Central time/4:30 p.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI has over four decades of experience in connecting providers, patients and communities with innovative solutions that support both the clinical and financial side of healthcare delivery. We provide business, consulting, and managed information technology (IT) services, including our industry leading HFMA Peer Reviewed® suite of revenue cycle management (RCM) offerings, to help streamline day-to-day revenue functions, enhance productivity, and support the financial health of healthcare organizations. Our patient engagement solutions provide patients and providers with the critical information and tools they need to share existing clinical data and analytics that support value-based care, improve outcomes, and increase patient satisfaction. We support efficient patient care across an expansive base of community hospitals and post-acute care facilities with electronic health record (EHR) product offerings that successfully integrate data between care settings. We make healthcare accessible through data-driven insights that support informed decisions and deliver workflow efficiencies, while keeping patients at the center of care. We are a healthcare solutions company. We clear the way for care. For more information, please visit www.cpsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results are forward-looking statements. We caution investors that any such forward‑looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward‑looking statements. Such factors may include: a public health crisis, such as the COVID-19 pandemic, and related economic disruptions; saturation of our target market and hospital consolidations; unfavorable economic or market conditions that may cause a decline in spending for information technology and services; significant legislative and regulatory uncertainty in the healthcare industry; exposure to liability for failure to comply with regulatory requirements; transition to a subscription-based recurring revenue model and modernization of our technology; competition with companies that have greater financial, technical and marketing resources than we have; potential future acquisitions that may be expensive, time consuming, and subject to other inherent risks; our ability to attract and retain qualified client service and support personnel; disruption from periodic restructuring of our sales force; potential inability to properly manage growth in new markets we may enter; exposure to numerous and often conflicting laws, regulations, policies, standards or other requirements through our international business activities; potential litigation against us; our reliance on an international workforce which exposes us to various business disruptions; potential failure to develop new products or enhance current products that keep pace with market demands; failure of our products to function properly resulting in claims for medical and other losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; failure to maintain our margins and service rates; increase in the percentage of total revenues represented by service revenues, which have lower gross margins; exposure to liability in the event we provide inaccurate claims data to payors; exposure to liability claims arising out of the licensing of our software and provision of services; dependence on licenses of rights, products and services from third parties; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; potential inability to secure additional financing on favorable terms to meet our future capital needs; our substantial indebtedness, and our ability to incur additional indebtedness in the future; pressures on cash flow to service our outstanding debt; restrictive terms of our credit agreement on our current and future operations; changes in and interpretations of financial accounting matters that govern the measurement of our performance; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; volatility in our stock price; failure to maintain effective internal control over financial reporting; lack of employment or non-competition agreement with most of our key personnel; inherent limitations in our internal control over financial reporting; vulnerability to significant damage from natural disasters; market risks related to interest rate changes; potential material adverse effects due to macroeconomic conditions, including bank failures or changes in related regulation; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

Computer Programs and Systems, Inc.
Condensed Consolidated Statements of Income
(In '000s, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
RCM	$46,582	$46,875	$142,973	$134,200
EHR	34,493	34,949	104,651	103,855
Patient engagement	1,637	1,003	5,943	5,369
Total revenues	82,712	82,827	253,567	243,424

Expenses
Costs of revenue (exclusive of amortization and depreciation)
RCM	27,159	25,289	81,461	71,068
EHR	15,655	17,103	47,894	48,164
Patient engagement	1,049	901	2,818	2,795
Total costs of revenue (exclusive of amortization and depreciation)	43,863	43,293	132,173	122,027
Product development	9,778	7,987	26,899	22,897
Sales and marketing	6,818	7,309	21,906	22,578
General and administrative	20,961	13,163	54,471	40,315
Amortization	6,208	5,510	17,549	15,200
Depreciation	297	622	1,392	1,890
Total expenses	87,925	77,884	254,390	224,907

Operating income (loss)	(5,213)	4,943	(823)	18,517

Other income (expense):
Other income	224	355	569	914
Gain (loss) on contingent consideration	-	(589)	-	992
Loss on extinguishment of debt	-	-	-	(125)
Interest expense	(3,071)	(1,771)	(8,405)	(4,044)
Total other income (expense)	(2,847)	(2,005)	(7,836)	(2,263)

Income (loss) before taxes	(8,060)	2,938	(8,659)	16,254

Provision (benefit) for income taxes	(4,498)	777	(5,344)	2,904

Net income (loss)	$(3,562)	$2,161	$(3,315)	$13,350

Net income (loss) per common share—basic	$(0.24)	$0.15	$(0.23)	$0.91
Net income (loss) per common share—diluted	$(0.24)	$0.15	$(0.23)	$0.91

Computer Programs and Systems, Inc.
Condensed Consolidated Balance Sheets
(In '000s, except per share data)

	September 30, 2023 (unaudited)	Dec. 31, 2022
Assets
Current assets
Cash and cash equivalents	$1,473	$6,951
Accounts receivable (net of allowance for expected credit losses of $3,323 and $2,854, respectively)	59,024	51,311
Financing receivables, current portion (net of allowance for expected credit losses of $319 and $223, respectively)	4,251	4,474
Inventories	941	784
Prepaid income taxes	-	701
Prepaid expenses and other	13,111	10,338
Total current assets	78,800	74,559

Property & equipment, net	8,707	9,884
Software development costs, net	39,732	27,257
Operating lease assets	5,138	7,567
Financing receivables, net of current portion (net of allowance for expected credit losses of $121 and $326, respectively)	1,615	3,312
Other assets, net of current portion	7,330	8,131
Intangible assets, net	89,956	102,000
Goodwill	198,253	198,253
Total assets	$429,531	$430,963

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$13,368	$7,035
Current portion of long-term debt	3,141	3,141
Deferred revenue	8,806	11,590
Accrued vacation	6,040	6,214
Income taxes payable	316	-
Other accrued liabilities	23,121	16,475
Total current liabilities	54,792	44,455

Long-term debt, net of current portion	138,748	136,388
Operating lease liabilities, net of current portion	3,421	5,651
Deferred tax liabilities	4,587	12,758
Total liabilities	201,548	199,252

Stockholders' Equity
Common stock, $0.001 par value; 30,000 shares authorized; 15,121 and 14,913 shares issued, respectively	15	15
Treasury stock, 572 and 483 shares, respectively	(17,075)	(14,500)
Additional paid-in capital	194,437	192,275
Retained earnings	50,606	53,921
Total stockholders' equity	227,983	231,711

Total liabilities and stockholders' equity	$429,531	$430,963

Computer Programs and Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(In '000s)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating activities:
Net income (loss)	$(3,315)	$13,350
Adjustments to net income (loss):
Provision for credit losses	810	1,202
Deferred taxes	(8,171)	(3,073)
Stock-based compensation	2,162	5,284
Depreciation	1,392	1,890
Loss on extinguishment of debt	-	125
Amortization of acquisition-related intangibles	12,043	12,917
Amortization of software development costs	5,506	2,283
Amortization of deferred finance costs	269	242
Gain on contingent consideration	-	(992)
Non-cash operating lease costs	1,478	-
Loss on disposal of PP&E	117	-
Changes in operating assets and liabilities:
Accounts receivable	(8,632)	(6,877)
Financing receivables	2,029	4,598
Inventories	(157)	(899)
Prepaid expenses and other	(1,972)	(1,982)
Accounts payable	6,333	(988)
Deferred revenue	(2,784)	726
Operating lease liabilities	(1,462)	-
Other liabilities	6,656	(1,239)
Prepaid income taxes	1,017	3,644
Net cash provided by operating activities	13,319	30,211

Investing activities:
Purchase of business, net of cash acquired	-	(43,696)
Investment in software development	(17,981)	(14,594)
Purchases of property and equipment	(332)	(134)
Net cash used in investing activities	(18,313)	(58,424)

Financing activities:
Treasury stock purchases	(2,575)	(8,248)
Proceeds from long-term debt	-	575
Payments of long-term debt principal	(2,625)	(2,687)
Proceeds from revolving line of credit	9,716	48,000
Payments of revolving line of credit	(5,000)	(5,300)
Net cash provided by (used in) financing activities	(484)	32,340

Increase (decrease) in cash and cash equivalents	(5,478)	4,127

Cash and cash equivalents, beginning of period	6,951	11,431
Cash and cash equivalents, end of period	$1,473	$15,558

Computer Programs and Systems, Inc.
Consolidated Bookings
(In '000s)

	Three Months Ended September 30,		Nine Months Ended September 30,
In '000s	2023	2022	2023	2022
RCM(1)	$9,080	$11,272	$34,828	$34,692
EHR(2)	6,507	9,006	22,258	27,474
Patient engagement(1)	661	260	2,004	2,568

Total	$16,248	$20,538	$59,090	$64,734

(1)Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).
(2)Generally calculated as the total contract price (for system sales) and annualized contract value (for support) for perpetual license system sales and total contract price for SaaS sales.

Computer Programs and Systems, Inc.
Bookings Composition
(In '000s, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
RCM
Net new(1)	$3,491	$897	$11,107	$9,657
Cross-sell(1)	4,248	10,059	20,116	21,866
TruCode	1,341	316	3,605	3,163
EHR
Non-subscription sales(2)	2,711	4,550	10,822	12,689
Subscription revenue(3)	2,526	3,053	8,141	11,507
Other	1,270	1,403	3,295	3,278
Patient engagement	661	260	2,004	2,574

Total	$16,248	$20,538	$59,090	$64,734

(1)“Net new” represents bookings from outside the Company’s core EHR client base, and “Cross-sell” represents bookings from existing EHR customers. In each case, such bookings are generally comprised of recurring revenues to be recognized ratably over a one-year period and an average timeframe for commencement of bookings-to-revenue conversion of four to six months following contract execution.

(2)Represents nonrecurring revenues that generally exhibit a timeframe for bookings-to-revenue conversion of five to six months following contract execution.

(3)Represents recurring revenues to be recognized on a monthly basis over a weighted-average contract period of five years, with a start date in the next 12 months and an average timeframe for commencement of bookings-to-revenue conversion of five to six months following contract execution.

Computer Programs and Systems, Inc.
Electronic Health Record (EHR)Revenue Composition
(In '000s)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Recurring revenues - EHR
Acute Care EHR	$27,925	$27,237	$83,886	$81,333
Post-acute Care EHR	3,594	3,817	11,230	11,504
Total recurring revenues - EHR	31,519	31,054	95,116	92,837

Nonrecurring revenues - EHR
Acute Care EHR	2,624	3,500	8,460	9,467
Post-acute Care EHR	350	395	1,075	1,551
Total nonrecurring revenues - EHR	2,974	3,895	9,535	11,018

Total EHR revenues	$34,493	$34,949	$104,651	$103,855

Computer Programs and Systems, Inc.
Client Net Patient Revenue ("NPR")
(In millions)
(Unaudited)

	As of:
	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023
Client NPR(1)	$2,958	$2,991	$3,033	$3,205	$3,469

(1)Client NPR defined as the aggregate annual net patient revenue for hospital customers contracted for our full-service revenue cycle outsourcing solution.

Computer Programs and Systems, Inc.
Adjusted EBITDA - by Segment
(In '000s)

	Three Months Ended September 30,		Nine Months Ended September 30,
In '000s	2023	2022	2023	2022
RCM	$4,623	$8,750	$18,205	$26,395
EHR	5,669	5,751	17,394	17,621
Patient engagement	(570)	(1,152)	(6)	(1,345)

Total	$9,722	$13,349	$35,593	$42,671

Computer Programs and Systems, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA:	2023	2022	2023	2022
Net income (loss), as reported	$(3,562)	$2,161	$(3,315)	$13,350

Deferred revenue and other purchase accounting-related adjustments	-	-	-	109
Depreciation expense	297	622	1,392	1,890
Amortization of software development costs	2,194	1,024	5,506	2,283
Amortization of acquisition-related intangibles	4,014	4,486	12,043	12,917
Stock-based compensation	1,038	1,864	2,162	5,284
Severance and other nonrecurring charges	7,392	410	15,313	1,671
Interest expense and other, net	2,847	1,416	7,836	3,255
(Gain) loss on contingent consideration	-	589	-	(992)
Provision (benefit) for income taxes	(4,498)	777	(5,344)	2,904

Total Adjusted EBITDA	$9,722	$13,349	$35,593	$42,671

Computer Programs and Systems, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Net Income and Non-GAAP EPS:	2023	2022	2023	2022
Net income (loss), as reported	$(3,562)	$2,161	$(3,315)	$13,350

Pre-tax adjustments for Non-GAAP EPS:
Deferred revenue and other purchase accounting-related adjustments	-	-	-	109
Amortization of acquisition-related intangible assets	4,014	4,486	12,043	12,917
Stock-based compensation	1,038	1,864	2,162	5,284
Severance and other nonrecurring charges	7,392	410	15,313	1,671
Non-cash interest expense	90	90	270	242
Loss on extinguishment of debt	-	-	-	125
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(2,632)	(1,439)	(6,255)	(4,273)
Tax shortfall (windfall) from stock-based compensation	8	-	65	(112)
(Gain) loss on contingent consideration	-	589	-	(992)

Non-GAAP net income	$6,348	$8,161	$20,283	$28,321

Weighted average shares outstanding, diluted	14,205	14,365	14,181	14,405

Non-GAAP EPS	$0.45	$0.57	$1.43	$1.97

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release and during the live webcast discussing our financial results the following non‑GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income as reported and adjusts for (i) deferred revenue purchase and other accounting adjustments arising from purchase allocation adjustments related to business acquisitions; (ii) depreciation expense; (iii) amortization of software development costs; (iv) amortization of acquisition-related intangibles; (v) stock-based compensation; (vi) severance and other non‑recurring charges; (vii) interest expense and other, net; (viii) gain on contingent consideration; and (ix) the provision for income taxes.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income as reported and adjusts for (i) deferred revenue and other purchase accounting adjustments arising from purchase allocation adjustments related to business acquisitions; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) severance and other non-recurring charges; (v) non-cash interest expense; (vi) loss on extinguishment of debt and (vii) the total tax effect of items (i) through (vi). Adjustments to Non-GAAP net income also include the after-tax effect of the shortfall (windfall) from stock-based compensation and gain on contingent consideration.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Deferred revenue and other purchase accounting adjustments – Deferred revenue purchase accounting adjustments includes acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. We add back deferred revenue and other adjustments for non-GAAP financial measures because we believe the inclusion of this amount directly correlates to the underlying performance of our operations.
  Amortization of acquisition-related intangibles – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Severance and other nonrecurring charges – Non-recurring charges relate to certain severance and other charges incurred in connection with activities that are considered non-recurring. We exclude non-recurring expenses (primarily related to costs associated with our recent business transformation initiative and transaction-related costs) from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash interest expense – Non-cash interest expense includes amortization of deferred debt issuance costs. We exclude non-cash interest expense from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Tax shortfall (windfall) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the third quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock‑based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock.
  Gain on contingent consideration – The purchase agreement for our acquisition of TruCode in 2021 contained contingent consideration, or “earnout,” provisions whereby the previous shareholders of TruCode would receive additional consideration at the conclusion of a one-year period beginning on the acquisition date and ending on the first anniversary of the acquisition date, depending on the achievement of certain profitability targets. After the initial measurement period, U.S. GAAP requires that any adjustments to the estimated fair value of this contingent liability, including upon final determination of amounts due, should be recorded in the relevant period’s earnings. We exclude gains on contingent consideration from non-GAAP financial measures because we believe (i) the amount of such gains in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such gains can vary significantly between periods.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non‑GAAP Financial Measures” above.

Contacts

Tracey Schroeder
Chief Marketing Officer
Tracey.schroeder@cpsi.com
(251) 639-8100